UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or 12(G) of the

Securities Exchange Act of 1934

Bluerock Multifamily Growth REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	26-3136483
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
None.	None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-184006 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, $0.01 par value per share

(Title of class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the common stock, $0.01 par value per share, of Bluerock Multifamily Growth REIT, Inc. (the “Registrant”) registered hereby is incorporated herein by reference to “Investor Suitability Standards” and “Description of Capital Stock” in the prospectus contained in Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, filed with the Securities and Exchange Commission (the “Commission”) on April 25, 2013 (File No. 333-184006) (the “Registration Statement”), and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such portion of the Registration Statement and all amendments to the Registration Statement are hereby incorporated by reference.

ITEM 2.	EXHIBITS.

1.	Articles of Amendment and Restatement of the Registrant, incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135), filed September 25, 2009.

2.	Articles of Amendment of the Registrant, incorporated by reference to Exhibit 3.3 to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-11 (No. 333-184006), filed February 28, 2013.

3.	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11 (No. 333-153135), filed September 25, 2009.

4.	Form of Subscription Agreement, incorporated by reference to Exhibit A to the prospectus contained in Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-184006), filed April 25, 2013.

5.	Distribution Reinvestment Plan, incorporated by reference to Exhibit B to the prospectus contained in Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-184006), filed April 25, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant)	BLUEROCK MULTIFAMILY GROWTH REIT, INC.

Date: April 30, 2013	By:	/s/ Jordan Ruddy
President and Chief Operating Officer